UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Independent Bank Group, Inc.

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Press Release For Immediate Release

INDEPENDENT BANK GROUP ANNOUNCES PROPOSED GOVERNANCE ENHANCEMENTS

April 23, 2019

McKINNEY, Texas, April 23, 2019 /GlobeNewswire/ — Independent Bank Group, Inc. (“Independent” or the “Company”) (NASDAQ: IBTX), the holding company for Independent Bank, in connection with the mailing of the Company’s proxy statement for its 2019 annual meeting, announced the nomination of Alicia K. Harrison as a new director as well as proposed governance enhancements. Independent Chairman and CEO David R. Brooks said, “Our Board of Directors has been studying trends in corporate governance over the past few years and believes that it is important to make these changes to align with current best practices.”

The Board of Directors has nominated Alicia K. Harrison for election to the Board of Directors. Ms. Harrison has over 30 years’ experience in executive leadership positions in commercial banking and her election will add depth and experience to the Board.

The proposed governance enhancements include:

✓	Changes to the Company’s governance documents which, among other things:

o	Implement a majority vote standard for uncontested director elections
o	Implement a majority vote standard for shareholder-approved amendments to the bylaws

✓	Adoption of Stock Ownership and Pledging Guidelines and a Clawback Policy to promote stock ownership by directors and executive officers and to deter improper behavior.

✓	The nomination of the Company’s first female director represents an important step in the implementation of the Company’s Diversity Policy.

The nomination of Ms. Harrison and the proposed governance enhancements are described in detail in the Company’s 2019 proxy statement which was mailed on or about April 23, 2019.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates in four market regions located in the Dallas/Ft. Worth, Austin, and Houston, Texas and the Colorado Front Range areas.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are statements other than statements of historical facts. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim”, “anticipate”, “estimate”, “expect”, “goal”, “guidance”, “intend”, “is anticipated”, “is expected”, “is intended”, “objective”, “plan”, “projected”, “projection”, “will affect”, “will be”, “will continue”, “will decrease”, “will grow”, “will impact”, “will increase”, “will incur”, “will reduce”, “will remain”, “will result”, “would be”, variations of such words or phrases (including where the word “could”, “may”, or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that Independent Bank Group makes are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Further information on Independent Bank Group and factors which could affect the forward-looking statements contained herein can be found in Independent Bank Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our other filings with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

Independent Bank Group has filed with the SEC a proxy statement with respect to the Company’s 2019 annual meeting of shareholders. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED GOVERNANCE CHANGES BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Independent Bank Group at its website, www.ibtx.com. Documents filed with the SEC by Independent Bank Group will be available free of charge by directing a request by telephone or mail to Independent Bank Group, Inc., 7777 Henneman Way, 6th Floor, McKinney, Texas 75070, (972) 562-9004.

Participants in the Solicitation

Independent Bank Group and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Independent Bank Group in connection with the matters to be considered at the Company’s 2019 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement relating to its 2019 annual meeting of shareholders filed with the SEC on April 23, 2019, and in other documents filed by Independent Bank Group with the SEC. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources described above.

CONTACTS:

Analysts/Investors:

Michelle Hickox	Mark Haynie
Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel
(972) 562-9004	(972) 562-9004
mhickox@ibtx.com	mhaynie@ibtx.com

Media:

Peggy Smolen
Senior Vice President Marketing & Communications
(972) 562-9004
psmolen@ibtx.com

Source: Independent Bank Group, Inc.